Exhibit 10.1

AGREEMENT

This Agreement (“Agreement”) is made by and between Vaughan Clift, M.D. (“Employee”) and Ampio Pharmaceuticals, Inc., a Delaware corporation (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”) as of the Effective Date (as defined below).

RECITALS

WHEREAS, Employee is employed by the Company;

WHEREAS, Employee and the Company have been parties to an Employment Agreement effective as of August 1, 2010, as amended on October 1, 2010, May 26, 2011, August 11, 2014 and July 31, 2015 (collectively, the “Employment Agreements”);

WHEREAS, Employee and the Company entered into a Proprietary Information and Inventions Agreement with an effective date of August 21, 2010 (the “Confidentiality Agreement”);

WHEREAS, Employee and the Company have mutually agreed that Employee’s employment with the Company will terminate effective July 31, 2016 (the “Separation Date”); and

WHEREAS, the Company and Employee have entered into the stock-related agreements set forth on Schedule 1 (collectively, the “Stock Agreements”);

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1. Recitals. The Recitals set forth above are expressly incorporated into this Agreement.

2. Consideration.

a. As consideration for this Agreement, the Company agrees to pay Employee the sum of One Hundred Twenty-Five Thousand Dollars ($125,000.00), less applicable withholding, no later than the Company’s first regular payroll date occurring at least seven (7) days following the Effective Date (as defined below), but in no event later than March 31, 2016.

b. If Employee enters into and complies with this Agreement, and as further consideration for this Agreement, Employee’s employment with the Company will end on the Separation Date. For purposes of this Agreement, the actual last day of Employee’s employment shall be referred to as the “Separation Date” and the time period between the Effective Date and the Separation Date shall be referred to as the “Transition Period.” Unless otherwise directed by the Company, during the Transition Period Employee shall be available to work and provide services to the Company from Employee’s home, and Employee agrees not to report to the Company’s offices or to contact or to respond to contacts from any Company employee, contractor, consultant, customer, vendor or prospective customer or vendor regarding Company-related matters, questions or issues without written pre-approval from the Company’s Chief Scientific Officer (“CSO”) or the

Company’s Chief Financial Officer (“CFO”). During the Transition Period, Employee will continue to be employed as the Company’s Chief Regulatory Affairs Officer, be required to perform assigned responsibilities diligently and competently, focus on effectively transitioning Employee’s duties and responsibilities as directed by the CSO or the CFO, and strictly observe and adhere to all Company policies and applicable securities laws and other legal and regulatory requirements; provided, however, that if a failure to perform duties as described above is capable of being cured, the Company may not claim Employee has breached this Agreement due to a failure to perform the above-described duties unless such failure has continued for more than thirty (30) days following written notice from the Company of such non-performance and Employee does not cure such failure during said period. It is further understood that, at the CSO’s or the CFO’s discretion, Employee’s time commitment to providing services to the Company may be substantially reduced. During the Transition Period, Employee will continue to receive Employee’s current base salary at the rate of Twenty Thousand Eight Hundred Thirty-Three Dollars and Thirty-Three Cents ($20,833.33) monthly and be eligible for regular employee benefits, including continued participation in the Company’s health and medical plans with the Company paying the employer’s portion of the premium for these plans and Employee paying the employee portion. Employee’s salary and eligibility to participate in the Company’s employee benefit plans and programs will cease on the Separation Date in accordance with the terms and conditions of each of those benefit plans and programs. It is further agreed that in consideration for the benefits provided under this Agreement, Employee will be a consultant to the Company from the Separation Date through February 28, 2017, providing such consulting services as may be mutually agreed by Employee and the Company’s CSO or CFO.

c. As further consideration for this Agreement, and provided Employee enters into and fully complies with all provisions of this Agreement and satisfies each of the Severance Conditions described below, the Company will pay Employee an additional severance payment consisting of one of the following (i) if the AP-003 PIVOT Trial is Successful (as defined below), the amount of One Hundred Sixty-Four Thousand Eight Hundred Ninety-Seven Dollars and Eleven Cents ($164,897.11), less applicable withholding and any amounts Employee owes the Company, or (ii) if the AP-003 B PIVOT Trial is not Successful (as defined below), the amount of Thirty-Nine Thousand Eight Hundred Ninety-Seven Dollars and Eleven Cents ($39,897.11), less applicable withholding and any amounts Employee owes the Company. In order to satisfy all of the Severance Conditions, Employee must do each of the following: (i) enter into (and not revoke) and comply with all provisions of this Agreement and the Confidentiality Agreement; (ii) perform Employee’s job duties and otherwise fulfill his responsibilities as described in Section 2(b) above through July 31, 2016; and (iii) sign and return the General Release attached as Exhibit A no earlier than the Separation Date and no later than twenty-one (21) days following the Separation Date. Provided all conditions are met to trigger one or the other of the payments referenced above, the applicable payment will be made no later than the Company’s first regular payroll date occurring at least seven (7) business days following the date the Company receives the signed General Release attached as Exhibit A, provided Employee has not revoked it, but in no event later than August 31, 2016. In no event will any such payment be made later than sixty (60) days after the Separation Date. For purposes of this paragraph and Section 3, the AP-003 B PIVOT Trial will be considered “Successful if it meets its primary endpoint with Ampion showing a statistically significant improvement in the WOMAC A pain score as compared to the control and David Bar-Or is awarded a bonus based on this Trial having been Successful. Employee agrees that prior to the execution of this Agreement Employee was not entitled to receive any further monetary payments or benefits from the Company, and that the only payments and benefits that Employee is entitled to receive from the Company in the future are those specified in this Agreement. The Company agrees that within seven (7) business days following the Effective Date of this Agreement it will deliver to Goodwin Procter LLP or another escrow holder the sum of One Hundred Sixty-Four Thousand Eight Hundred Ninety-Seven Dollars and Eleven Cents ($164,897.11), with instructions that this sum shall be held in escrow and not returned to the Company until the earlier of (y) August 31, 2016 or (z) when any payment is made to Employee by the Company pursuant to this Section 2.c.

3. Stock Agreements. The Parties agree that Employee holds and shall continue to hold following the date of this Agreement the stock options as set forth on Schedule 1, subject to the terms of the Stock Agreements. No failure to perform under or breach of this Agreement by Employee shall affect or diminish any right employee may otherwise have regarding any vested stock options. The Parties agree that (i) Employee will continue to provide services to the Company as an employee through the Separation Date, (ii) following the Separation Date Employee will cease to provide services to the Company as an employee and (iii) Employee did not and shall not vest in any additional portion of the unvested stock options set forth on Schedule or otherwise obtain additional equity or debt interest in the Company following the date of this Agreement, except as set forth herein. Notwithstanding, the foregoing, Employee’s stock option to purchase 170,000 shares of the Company’s common stock granted on July 31, 2015 shall continue to vest in accordance with its terms (for the avoidance of doubt, such stock option shall vest on the date that the Ampion clinical trial is Successful (as defined in Section 2 above) and will remain exercisable until July 31, 2017. All of Employee’s vested stock options will remain outstanding and exercisable until July 31, 2017. Employee acknowledges that, other than as specified in this Agreement, including Schedule 1, Employee has no other equity or debt interest in the Company of any kind, including but not limited to, any interest in stock, stock options, or other form of profit participation.

EMPLOYEE UNDERSTANDS THAT NEITHER THIS AGREEMENT NOR THE COURSE OF EMPLOYEE’S EMPLOYMENT WITH THE COMPANY, OR ANY OTHER SERVICE TO THE COMPANY, GIVE OR GAVE EMPLOYEE ANY RIGHT, CONTINUING OR OTHERWISE, TO THE REVENUES AND/OR PROFITS OF THE COMPANY AND/OR ANY OTHER COMPANY RELEASEE (AS DEFINED BELOW) OR ANY OTHER INTEREST, ECONOMIC OR OTHERWISE, IN THE COMPANY AND/OR ANY OTHER COMPANY RELEASEE (AS DEFINED BELOW), EXCEPT AS MAY BE OTHERWISE PROVIDED IN THE STOCK AGREEMENTS.

4. Benefits and PTO Usage. Except as may be otherwise provided in this Agreement, Employee agrees that Employee’s (i) participation in all benefits and incidents of employment, including, but not limited to, the accrual of vacation or paid time off (collectively, “PTO”) or bonuses, ceased (or will cease) as of the Separation Date; and (ii) Employee’s health insurance benefits, if any, shall cease on the last day of July 2016, subject to Employee’s right to continue Employee’s coverage under COBRA. The Parties agree that the sum of Employee’s currently accrued and unused PTO plus all PTO he will accrue prior to the Separation Date equals two hundred seventeen (217) hours, and that Employee will use all of this accrued PTO between the Effective Date and the Separation Date on dates of his own choosing and without submitting any forms or other paperwork documenting such use. Accordingly, it is further agreed that there will be no remaining accrued and unused PTO to be paid to Employee as of the Separation Date.

5. Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. Employee specifically represents that Employee is not due to receive any expense reimbursements or commissions or other incentive compensation from the Company other than as set forth in this Agreement.

6. Release of Claims by Employee. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Company Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Company Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Company Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law, or relating to or arising out of any agreement, employment agreement, policy, plan, understanding, promise or contract (whether express or implied, actual or alleged, written or oral, signed or unsigned, draft or final) including, but not limited to, the Employment Agreements, other than under the Stock Agreements;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; commission payments; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims under any federal, state, or local law (statutory or decisional), regulation, or ordinance, including without limitation any Claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Fair Labor Standards Act, the Colorado Anti-discrimination Act, and other statutes and the common law of the state of Colorado;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement, any of Employee’s rights as an equityholder under the Stock Agreements, or any rights Employee may have to indemnification by the Company or its affiliates. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company). Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this section.

7. Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the eighth day after Employee signs this Agreement. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

8. No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Company Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Company Releasees.

9. Release of Claims by Company. The Company hereby and forever releases Employee from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess against Employee arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement. The Company agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement or claims that cannot be released as a matter of law. The Company represents that it has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this section.

10. Confidentiality. Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to Employee’s immediate family members, the Court or an arbitrator in any proceedings to enforce the terms of this Agreement, Employee’s attorney(s), and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information. The Company agrees to maintain confidentiality regarding Separation Information except as required by law or regulation, including without limitation Securities and Exchange Commission filing and other requirements.

11. Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, noncompetition, and nonsolicitation of Company employees. Employee affirms that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, provided to him by vendors or other business partners of the Company, or otherwise belonging to the Company.

12. Litigation Assistance.

a. Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Company Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Company Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

b. Employee agrees to assist and cooperate with the Company (including all of its affiliates), and its directors, officers, employees, agents, representatives, attorneys, auditors, accountants, consultants, and experts with respect to any (i) matter relating to Employee’s employment with the Company, (ii) pending or future litigation, arbitration, mediation, proceeding, investigation, or inquiry of any kind (collectively, “Legal Matters”), whether or not Employee is a party to such Legal Matters, and including but not limited to the existing securities class action and derivative litigation pending against the Company and Employee; and (iii) response to, or request for information from regulatory agencies or other governmental authorities. Employee further agrees to make himself available at mutually convenient times during and outside of regular business hours as the Company reasonably deems necessary. The Company shall not utilize this section to require Employee to make himself available to an extent that would unreasonably interfere with Employee’s full-time employment responsibilities. Employee’s agreement herein includes, without limitation, (x) meeting or conferring with the Company and its attorney(s) to discuss or assist with all Legal Matters, audits, or inspections, (y) appearing without the necessity of a subpoena to testify truthfully in connection with all Legal Matters in which the Company or any affiliate calls Employee as a witness, and (z) to provide truthful affidavits or declarations. The Company shall reimburse Employee for expenses that Employee reasonably incurs in connection with providing the assistance or cooperation required under this Agreement after receipt of appropriate documentation consistent with the Company’s business expense reimbursement policy. Employee further agrees that should an individual representing a party adverse to the Company’s interests (including, without limitation, anyone threatening any form of legal action) contact Employee (directly or indirectly), Employee will promptly (within 48 business hours) inform (in writing) Gregory A. Gould, Chief Financial Officer of the Company, of that fact, unless prohibited from doing so under applicable law.

13. Nondisparagement. Employee agrees not to disparage any of the Company Releasees or their business partners, which Company Releasees, business partners, or prospective business partners are known to Employee to have such status. The Company agrees that the members of its Board of Directors and officers will not disparage Employee. For this purpose, the term “disparage” means, with respect to any individual or entity, negative comments regarding their integrity, fairness, satisfaction of obligations, overall performance, business practices, investment decisions, business model, equityholders, or personnel. These nondisparagement obligations shall not in any way affect anyone’s obligation to testify truthfully in any legal proceeding.

14. No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee or the Company. No action taken by the Company or the Employee hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company or Employee of any fault or liability whatsoever to the other party or to any third party.

15. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

16. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN

ENGLEWOOD, COLORADO, BEFORE THE AMERICAN ARBITRATION ASSOCIATION (“AAA”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & MEDIATION PROCEDURES (“AAA RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH COLORADO LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL COLORADO LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE AAA RULES CONFLICT WITH COLORADO LAW, COLORADO LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

17. Tax Consequences.

a. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (i) Employee’s failure to pay or delayed payment of federal or state taxes, or (ii) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.

b. The Parties intend that this Agreement will be administered in accordance with Section 409A of the Internal Revenue Code of 1986 (“Section 409A”). To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder are exempt from or comply with Section 409A.

18. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Employee warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

19. No Representations. Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

20. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

21. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, including without limitation the Employment Agreements, but with the exception of the Confidentiality Agreement and the Stock Agreements (as such may have been modified herein).

22. No Oral Modification. This Agreement may only be amended in a writing signed by Employee and a duly authorized representative of the Company.

23. Governing Law. This Agreement shall be governed by the laws of the State of Colorado, without regard for choice-of-law provisions. Employee and the Company consent to personal and exclusive jurisdiction and venue in the State of Colorado, except as otherwise provided under Section 16 (Arbitration).

24. Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within twenty-one (21) days following the date Employee receives it. In the event that Employee signs this Agreement within twenty-one days, then the Company has seven days after such date to countersign the Agreement and return a fully-executed version to Employee. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Company and has not been revoked by either Party before that date (the “Effective Date”).

25. Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

26. Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Company Releasees. Employee acknowledges that:

(a)	Employee has read this Agreement;

(b)	Employee has been provided the opportunity to be represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice;

(c)	Employee understands the terms and consequences of this Agreement and of the releases it contains; and

(d)	Employee is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

VAUGHAN CLIFT, M.D., an individual

Dated: March 1, 2016	/s/ Vaughan Clift
Vaughan Clift, M.D.

AMPIO PHARMACEUTICALS, INC.

Dated: March 2, 2016	By	/s/ Michael Macaluso
Michael Macaluso
Chief Executive Officer

Schedule 1

Stock-Related Agreements between Ampio Pharmaceuticals, Inc. and Vaughan Clift, M.D.

	Agreement	Date of Grant	No. of Shares/Class of Stock	Vested as of the Date of this Agreement	Unvested as of the Date of this Agreement	Accelerated on Termination Date
#1	Incentive Stock Option	8/12/2010	365,000 shares of Common Stock	In full	None	None
#2	Incentive Stock Option	5/7/2012	150,000 shares of Common Stock	In full	None	None
#3	Incentive Stock Option	7/15/2013	170,000 shares of Common Stock	In full	None	None
#4	Incentive Stock Option	8/11/2014	170,000 shares of Common Stock	In full	None	None
#5	Incentive Stock Option	7/31/2015	170,000 shares of Common Stock	None	170,000	None

EXHIBIT A

GENERAL RELEASE

GENERAL RELEASE

Background

Vaughan Clift, M.D. (“Employee”) acknowledges that in connection with the ending of his employment with Ampio Pharmaceuticals, Inc. (the “Company”), he entered into an Agreement dated March 1, 2016 (the “Agreement”). Employee understands that this is the General Release referenced in the Agreement. Employee further understands that he may not sign this General Release until on or after the Separation Date (as defined in the Agreement) but that he must return it to the Company on or before twenty-one (21) days from the Termination Date.

Release and Related Terms

1. Employee acknowledges that Company has paid him all salary, vacation pay, and all other compensation through the last through the last day of his employment.

2. Employee acknowledges that, except for the severance payment described in Section 2.c. of the Agreement, he is not entitled to any other compensation or benefits from the Company.

3. Employee understands that, regardless of whether he signs this General Release, the Agreement shall remain in full force and effect, except that he will not have satisfied the Severance Conditions described in Section 2.c. of the Agreement to receive the severance payment described in Section 2.c. of the Agreement.

4. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this General Release, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; and the Colorado Anti-Discrimination Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of the Agreement; and

h. any and all claims for attorneys’ fees and costs.

This General Release does not release claims that cannot be released as a matter of law, including, but not limited to, Employee’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Employee the right to recover any monetary damages against the Company; Employee’s release of claims herein bars Employee from recovering such monetary relief from the Company). Employee represents that he has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this General Release.

Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has had twenty-one (21) days to consider this General Release; (c) he has seven (7) days following his execution of this General Release to revoke it; (d) this General Release shall not be effective until after the revocation period has expired; and (e) nothing in this General Release prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. Employee acknowledges and understands that revocation must be accomplished by a written notification to the Company’s Chief Executive Officer that is received prior to the eighth day after Employee signs this Agreement. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

This General Release shall become effective on the eighth day after Employee returns a signed copy of the General Release to the Company.

EMPLOYEE ACKNOWLEDGES THAT HE HAS READ THIS GENERAL RELEASE THOROUGHLY, UNDERSTANDS ITS TERMS AND HAS SIGNED IT KNOWINGLY AND VOLUNTARILY. EMPLOYEE UNDERSTANDS THAT THIS GENERAL RELEASE IS A LEGAL DOCUMENT. EMPLOYEE ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THE COMPANY TO DISCUSS ALL ASPECTS OF THIS GENERAL RELEASE WITH HIS ATTORNEY.

Dated: March 1, 2016	/s/ Vaughan Clift
Vaughan Clift, M.D.